EXHIBIT 99.1

Whole Foods Market Reports Second Quarter Results

Diluted Earnings Per Share Increase 19% to $0.76 on Sales Growth of 13%; Company Produces Record 7.5% Operating Margin, Raises EPS Outlook, and Announces a Two-for-One Stock Split

AUSTIN, Texas, May 7, 2013 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 12-week second quarter ended April 14, 2013. Sales increased 13% to $3.0 billion. Comparable store sales increased 6.9%, and identical store sales, excluding four relocations and one expansion, increased 6.6%. Earnings before interest, taxes, depreciation and amortization ("EBITDA") increased 18% from the prior year to $305 million or 10.1% of sales, net income increased 21% to $142 million, and diluted earnings per share increased 19% to $0.76.

"We delivered another quarter of strong sales and earnings growth, reporting record results on many levels," said John Mackey, co-founder and co-chief executive officer of Whole Foods Market. "The demand for fresh, healthy foods continues to grow, and we are leading the way as America's healthiest grocery store with close to seven million customers visiting our stores each week. We believe we will continue to gain market share as we accelerate our new store openings, improve our relative value proposition while maintaining our high quality standards, and further differentiate our shopping experience."

The following table shows the Company's sales results for the last five quarters and for the first three weeks of the third quarter through May 5, 2013. Comparable and identical sales growth is adjusted to exclude the impact of the Easter shift in Q2 and Q3 of fiscal year 2012, and sales growth in Q4 is presented on a 12-week to 12-week basis.

	2Q12	3Q12	4Q12	1Q13	2Q13	QTD 3Q13*
Sales growth	13.6%	13.6%	14.1%	13.7%	13.3%

Comparable store sales growth	8.9%	8.9%	8.5%	7.2%	6.9%	9.4%
Two-year comps	17.3%	16.6%	17.3%	15.9%	15.9%	17.9%

Identical store sales growth	8.5%	8.6%	8.3%	7.1%	6.6%	9.0%
Two-year idents	16.8%	16.1%	16.7%	15.3%	15.0%	17.1%

*Comparable and identical store sales growth reflects an estimated 200 basis point positive impact from Team Member Appreciation Double Discount Day.

For the quarter, gross profit increased five basis points to 36.4% of sales driven by an improvement in occupancy costs as a percentage of sales. Cost of goods sold was flat as a percentage of sales. Direct store expenses improved 14 basis points to 25.4% of sales due primarily to leverage in wages, healthcare costs and depreciation.  As a result, store contribution improved 19 basis points to 11.0% of sales.

For stores in the identical store base, gross profit improved 16 basis points to 36.4% of sales, direct store expenses improved 47 basis points to 25.1% of sales, and store contribution improved 63 basis points to 11.3% of sales.

G&A expenses improved 24 basis points to 3.0% of sales due primarily to leverage in wages at the Company's regional and global offices.

During the quarter, the Company produced $287 million in cash flow from operations and invested $109 million in capital expenditures, of which $61 million related to new stores. This resulted in free cash flow of $178 million. In addition, the Company paid $37 million in quarterly dividends to shareholders and repurchased $37 million of its common stock.

Additional information on the quarter for comparable stores and all stores is provided in the following table.

Comparable Stores	Comps	ROIC*	# of Stores	Average Size	Total Square Feet
Over 15 years old (19 years old, s.f. weighted)	5.0%	135%	79	28,400	2,240,400
Between 11 and 15 years old	6.7%	101%	70	32,200	2,251,000
Between eight and 11 years old	4.6%	101%	47	37,800	1,778,000
Between five and eight years old	7.2%	51%	51	53,500	2,728,400
Between two and five years old	8.4%	31%	50	47,800	2,392,300
Less than two years old (including four relocations)	18.7%	19%	23	38,300	881,900

All comparable stores (9.5 years old, s.f. weighted)	6.9%	64%	320	38,400	12,272,000
All stores (8.8 years old, s.f. weighted)		55%	348	38,000	13,240,900

*Defined as annualized store-level income after taxes divided by average invested capital; does not reflect any as-if effect of capitalizing operating leases.

The Company's Board of Directors announced today that it approved a two-for-one stock split of the Company's outstanding common stock to be effected through a stock dividend.  Shareholders of record as of the close of business on May 17, 2013 will be entitled to a stock dividend on May 29, 2013 of one additional share of common stock for each share of common stock they own. Based on the total number of shares of common stock outstanding as of April 14, 2013, the stock split will increase the total number of shares of common stock outstanding from approximately 185 million to 370 million, out of the 600 million shares of common stock currently authorized.

The Company's transfer agent, Securities Transfer Corporation, has been instructed to mail a separate stock certificate on May 29, 2013 for the additional shares to shareholders that have physical possession of their stock certificates.  Shareholders who hold their stock in a brokerage account should receive their new shares through their broker dealer on or about the same date.  The Company's stock will begin trading at the post-split price on May 30, 2013. Any shares purchased after May 17, 2013 through May 29, 2013 should come with a "due-bill" entitling the buyer to one additional share for each share purchased.

Fiscal Year Results

For the 28-week period ended April 14, 2013, sales increased 14% to $6.9 billion. Comparable store sales increased 7.1%, and identical store sales, excluding four relocations and three expansions, increased 6.8%. EBITDA increased 19% to $642 million or 9.3% of sales, net income increased 22% to $288 million, and diluted earnings per share increased 19% to $1.54.

Year to date, the Company has produced $590 million in cash flow from operations and invested $264 million in capital expenditures, of which $157 million related to new stores. This resulted in free cash flow of $326 million. In addition, the Company has paid $434 million in quarterly and special dividends to shareholders and repurchased $63 million of common stock.

The following table shows the Company's results for the fiscal year for certain line items compared to its historical three-year ranges and averages. Sales growth for fiscal year 2012 is adjusted to be on a 52-to-52 week basis.

	FY10-FY12 Results
	Low	High	Average	FY13 YTD
Sales growth	12.1%	13.5%	12.6%	13.6%
Comparable store sales growth	7.1%	8.7%	8.1%	7.1%
Identical store sales growth	6.5%	8.4%	7.8%	6.8%
Ending square footage growth	5.3%	7.6%	6.4%	8.8%
Percent of sales from new & relocated stores	4.2%	5.8%	5.1%	5.7%

Gross profit	34.8%	35.5%	35.1%	35.6%
Direct store expenses	25.5%	26.4%	25.9%	25.4%
Store contribution	8.4%	10.0%	9.2%	10.2%
G&A expenses	3.0%	3.2%	3.1%	3.0%

Growth and Development

The Company opened six stores in the second quarter and has opened one store so far in the third quarter. The Company expects to open three additional stores in the third quarter and 12 stores in the fourth quarter. The Company currently has 349 stores open totaling approximately 13.3 million square feet.

The Company recently signed 10 new leases averaging 35,700 square feet in size in Mobile, AL; Burbank, CA; Los Angeles, CA; Longmont, CO; Westminster, CO; Olathe, KS; Portland, OR; Draper, UT; Arlington, VA; and Ashburn, VA.  These stores currently are scheduled to open in fiscal year 2014 and beyond.

The following table provides additional information about the Company's store openings in fiscal years 2012 and 2013 year to date; leases currently tendered but unopened; and total development pipeline (including leases currently tendered) for stores scheduled to open through fiscal year 2017.

New Store Information	Stores Opened FY12	Stores Opened FY13 YTD	Current Leases Tendered	Current Leases Signed
Number of stores (including relocations)	25	17	23	89
Number of relocations	1	3	3	8
Number of lease acquisitions, ground leases, & owned properties	0	1	7	8
New markets	8	6	7	22
Average store size (gross square feet)	35,500	34,500	37,200	37,200
Total square footage	887,400	586,600	855,700	3,326,600
Average tender period in months	7.9	9.3
Average pre-opening expense per store (incl. rent)	$1.7 mil
Average pre-opening rent per store	$0.6 mil

Outlook for Fiscal Year 2013

The following table provides information on the Company's updated outlook for fiscal year 2013, a 52-week year, as compared to fiscal year 2012, a 53-week year.  Based on its year-to-date results and updated assumptions, the Company is narrowing its comparable and identical store sales growth ranges for the fiscal year, and raising its EPS range to $2.86 to $2.89.  On a 52-week to 52-week basis, the Company now expects sales growth of 12% to 14% and diluted earnings per share growth of 15% to 17%.

The Company continues to expect a significant year-over-over increase in pre-opening and relocation expense in the fourth quarter based on the opening of 12 new stores along with a high number of openings in the first quarter of 2014.

The Company's outlook for EPS and diluted shares outstanding does not reflect the announced two-for-one stock split.

	FY13 Prior Outlook	FY13 Current Outlook	Q2 YTD Actuals	Q3-Q4 Implied Outlook
Sales growth	10% - 11%*	10% - 11%*	14%	7% - 9%*
Comparable store sales growth	6.6% - 8.0%	6.7% - 7.5%	7.1%	6.3% - 8.0%
Two-year comps	15.3% - 16.7%	15.5% - 16.2%	15.9%	15.0% - 16.6%
Identical store sales growth	6.3% - 7.7%	6.5% - 7.2%	6.8%	6.0% - 7.6%
Two-year idents	14.7% - 16.1%	14.8% - 15.6%	15.2%	14.5% - 16.1%
Three-year idents	23.0% - 24.5%	23.2% - 23.9%	23.9%	22.6% - 24.2%

Number of new stores	32 - 34	32	16	16
% of sales from new stores	6%	6%	6%	6%
Ending square footage growth	8%	8%	9%	8%

G&A expenses	3.1%	3.1%	3.0%	3.2%
Pre-opening and relocation costs	$68 - $73 mil	$69 - $72 mil	$31 mil	$38 - $41 mil
Operating margin	6.6% - 6.7%	6.7%	6.7%	6.6%
EBITDA	$1.18 - $1.20 bil	$1.19 - $1.20 bil	$642 mil	$545 - $560 mil

Tax rate	38.6% - 39.0%	38.5%	38.6%	38.5%
Diluted shares outstanding	188 mil	187.5 mil	187 mil	188 mil

Diluted EPS	$2.83 - $2.87	$2.86 - $2.89	$1.54	$1.32 - $1.35
YOY % change	12% - 14%*	13% - 15%*	19%	7% - 10%*

Capital expenditures	$565 - $615 mil	$565 - $615 mil	$264 mil	$301 - $351 mil

*On a 52-week to 52-week basis:
Sales growth	12% - 14%	12% - 14%	14%	11% - 13%
Diluted EPS growth	14% - 16%	15% - 17%	19%	11% - 13%

The following table provides information about the Company's estimated store openings through fiscal year 2014.

	Estimated Openings	Relocations	Average Square Feet per Store	Ending Square Footage Growth
Fiscal year 2013	32	5	35,000	8%
Fiscal year 2014	33 - 38	2 - 3	38,000	8% - 9%

Over the long term, the Company considers 1,000 stores to be a reasonable indication of its market opportunity in the United States as the Whole Foods Market brand continues to strengthen, consumer demand for natural and organic products continues to increase, and the Company's flexibility on new store size opens up additional market opportunities. The Company believes Canada and the United Kingdom hold great promise as well.

About Whole Foods Market

Founded in 1980 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com) is the leading retailer of natural and organic foods and America's first national "Certified Organic" grocer. In fiscal year 2012, the Company had sales of approximately $12 billion and currently has 349 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 74,000 team members and has been ranked for 16 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine.

Forward-looking statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements.  These risks include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market's report on Form 10-K for the fiscal year ended September 30, 2012.  Whole Foods Market undertakes no obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT.  The dial-in number is (866) 952-1906, and the conference ID is "Whole Foods."  A simultaneous audio webcast will be available at www.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	12 weeks ended		28 weeks ended
	April 14, 2013	April 8, 2012	April 14, 2013	April 8, 2012
Sales	$ 3,027	$ 2,670	$ 6,883	$ 6,061
Cost of goods sold and occupancy costs	1,926	1,700	4,434	3,913
Gross profit	1,101	970	2,449	2,148
Direct store expenses	769	682	1,748	1,553
Store contribution	332	288	701	595
General and administrative expenses	91	86	207	190
Operating income before pre-opening and store closure	241	202	494	405
Pre-opening expenses	10	11	24	21
Relocation, store closure and lease termination costs	3	1	7	4
Operating income	228	190	463	380
Investment and other income, net of interest expense	3	2	6	4
Income before income taxes	231	192	469	384
Provision for income taxes	89	74	181	148
Net income	$ 142	$ 118	$ 288	$ 236

Basic earnings per share	$ 0.77	$ 0.65	$ 1.55	$ 1.31
Weighted average shares outstanding	185.3	182.2	185.3	180.6

Diluted earnings per share	$ 0.76	$ 0.64	$ 1.54	$ 1.29
Weighted average shares outstanding, diluted basis	186.9	184.6	187.0	182.8

Dividends declared per common share	$ 0.20	$ 0.14	$ 2.40	$ 0.28

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	12 weeks ended		28 weeks ended
	April 14, 2013	April 8, 2012	April 14, 2013	April 8, 2012
Net income (numerator for basic and diluted earnings per share)	$ 142	$ 118	$ 288	$ 236
Weighted average common shares outstanding (denominator for basic earnings per share)	185.3	182.2	185.3	180.6
Potential common shares outstanding:
Incremental shares from assumed exercise of stock options	1.6	2.4	1.7	2.2
Weighted average common shares outstanding and potential additional common shares outstanding (denominator for diluted earnings per share)	186.9	184.6	187.0	182.8

Basic earnings per share	$ 0.77	$ 0.65	$ 1.55	$ 1.31
Diluted earnings per share	$ 0.76	$ 0.64	$ 1.54	$ 1.29

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	12 weeks ended		28 weeks ended
	April 14, 2013	April 8, 2012	April 14, 2013	April 8, 2012
Net income	$ 142	$ 118	$ 288	$ 236
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(3)	2	(5)	3
Other comprehensive income (loss), net of tax	(3)	2	(5)	3
Comprehensive income	$ 139	$ 120	$ 283	$ 239

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	April 14, 2013	September 30, 2012
Current assets:
Cash and cash equivalents	$ 202	$ 89
Short-term investments - available-for-sale securities	876	1,131
Restricted cash	110	103
Accounts receivable	193	197
Merchandise inventories	380	374
Prepaid expenses and other current assets	67	77
Deferred income taxes	135	132
Total current assets	1,963	2,103
Property and equipment, net of accumulated depreciation and amortization	2,253	2,193
Long-term investments - available-for-sale securities	162	221
Goodwill	679	663
Intangible assets, net of accumulated amortization	66	62
Deferred income taxes	42	43
Other assets	16	9
Total assets	$ 5,181	$ 5,294

Liabilities and Shareholders' Equity
Current liabilities:
Current installments of capital lease obligations	$ 1	$ 1
Accounts payable	230	247
Accrued payroll, bonus and other benefits due team members	334	307
Dividends payable	37	26
Other current liabilities	407	396
Total current liabilities	1,009	977
Long-term capital lease obligations, less current installments	26	23
Deferred lease liabilities	467	441
Other long-term liabilities	47	51
Total liabilities	1,549	1,492

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, 600.0 shares authorized; 186.3 and 185.8 shares issued; and 185.2 and 185.4 shares outstanding at 2013 and 2012, respectively	2,646	2,592
Common stock in treasury, at cost, 1.1 and 0.4 shares at 2013 and 2012, respectively	(91)	(28)
Accumulated other comprehensive income	--	5
Retained earnings	1,077	1,233
Total shareholders' equity	3,632	3,802
Total liabilities and shareholders' equity	$ 5,181	$ 5,294

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	28 weeks ended
	April 14, 2013	April 8, 2012
Cash flows from operating activities
Net income	$ 288	$ 236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	179	162
Share-based payment expense	30	20
LIFO expense	2	1
Deferred income tax (benefit) expense	(2)	6
Excess tax benefit related to exercise of team member stock options	(8)	(15)
Accretion of premium/discount on marketable securities	16	5
Deferred lease liabilities	22	37
Other	6	1
Net change in current assets and liabilities:
Accounts receivable	6	(19)
Merchandise inventories	(9)	(29)
Prepaid expenses and other current assets	8	14
Accounts payable	(17)	6
Accrued payroll, bonus and other benefits due team members	27	19
Other current liabilities	45	71
Net change in other long-term liabilities	(3)	2
Net cash provided by operating activities	590	517
Cash flows from investing activities
Development costs of new locations	(157)	(115)
Other property and equipment expenditures	(107)	(99)
Purchases of available-for-sale securities	(528)	(1,321)
Sales and maturities of available-for-sale securities	825	789
Increase in restricted cash	(7)	(13)
Payment for purchase of acquired entities	(22)	--
Other investing activities	(7)	(1)
Net cash used in investing activities	(3)	(760)
Cash flows from financing activities
Common stock dividends paid	(434)	(43)
Issuance of common stock	16	237
Purchase of treasury stock	(63)	(4)
Excess tax benefit related to exercise of team member stock options	8	15
Net cash (used in) provided by financing activities	(473)	205
Effect of exchange rate changes on cash and cash equivalents	(1)	1
Net change in cash and cash equivalents	113	(37)
Cash and cash equivalents at beginning of period	89	212
Cash and cash equivalents at end of period	$ 202	$ 175

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$ 178	$ 91

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular reconciliation of the non-GAAP financial measure Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	12 weeks ended		28 weeks ended
EBITDA and Adjusted EBITDA	April 14, 2013	April 8, 2012	April 14, 2013	April 8, 2012
Net income	$ 142	$ 118	$ 288	$ 236
Provision for income taxes	89	74	181	148
Investment and other income, net of interest expense	(3)	(2)	(6)	(4)
Operating income	228	190	463	380
Depreciation and amortization	77	69	179	162
EBITDA	305	259	642	542
Share-based payment expense	13	9	30	20
Deferred rent	7	7	18	21
Adjusted EBITDA	$ 325	$ 275	$ 690	$ 583

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	12 weeks ended		28 weeks ended
Free Cash Flow	April 14, 2013	April 8, 2012	April 14, 2013	April 8, 2012
Net cash provided by operating activities	$ 287	$ 256	$ 590	$ 517
Development costs of new locations	(61)	(60)	(157)	(115)
Other property and equipment expenditures	(48)	(42)	(107)	(99)
Free Cash Flow	$ 178	$ 154	$ 326	$ 303

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital ("ROIC") as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as annualized adjusted earnings divided by average invested capital. Earnings are annualized on a 52-week basis. Adjustments to earnings are defined in the following tabular reconciliation. Invested capital reflects an average of the trailing four quarters.

	12 weeks ended		28 weeks ended
ROIC	April 14, 2013	April 8, 2012	April 14, 2013	April 8, 2012
Net income	$ 142	$ 118	$ 288	$ 236
Interest expense, net of taxes	--	--	--	--
Adjusted earnings	142	118	288	236

Total rent expense, net of taxes[1]	51	47	117	109
Estimated depreciation on capitalized operating leases, net of taxes[2]	(34)	(32)	(78)	(73)
Adjusted earnings, including interest related to operating leases	159	133	327	272

Annualized adjusted earnings	$ 615	$ 510	$ 535	$ 438
Annualized adjusted earnings, including interest related to operating leases	$ 688	$ 578	$ 607	$ 506

Average working capital, excluding current portion of long-term debt	$ 975	$ 691	$ 975	$ 691
Average property and equipment, net	2,196	2,005	2,196	2,005
Average other assets	1,004	860	1,004	860
Average other liabilities	(496)	(419)	(496)	(419)
Average invested capital	$ 3,679	$ 3,137	$ 3,679	$ 3,137
Average estimated asset base of capitalized operating leases[3]	2,841	2,589	2,841	2,589
Average invested capital, adjusted for capitalization of operating leases	$ 6,520	$ 5,726	$ 6,520	$ 5,726

ROIC	16.7%	16.3%	14.5%	14.0%
ROIC, adjusted for capitalization of operating leases	10.6%	10.1%	9.3%	8.8%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense
CONTACT: Cindy McCann
         VP of Investor Relations
         512.542.0204